Jon C. Avina T: +1 650 843 5307 javina@cooley.com	EXHIBIT 5.1

January 20, 2026

Ethos Technologies Inc.

90 New Montgomery Street, Suite 1500

San Francisco, CA 94105

Ladies and Gentlemen:

We have acted as counsel to Ethos Technologies Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-290534) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus included in the Registration Statement (the “Prospectus”), covering an underwritten public offering of 10,526,315 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, consisting of (i) 5,127,696 Shares to be sold by the Company (the “Company Shares”), and (ii) 5,398,619 Shares to be sold by the selling stockholders identified in the Registration Statement (the “Stockholder Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.2 and 3.4 to the Registration Statement, respectively, each of which is to be in effect in connection with the closing of the offering contemplated by the Registration Statement, and (d) such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that (a) the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof and (b) the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) is filed with the Secretary of State of the State of Delaware before issuance of the Shares.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as provided in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable and (ii) the Stockholder Shares are validly issued, fully paid and nonassessable, except with respect to Stockholder Shares that are to be sold by certain selling stockholders upon the exercise of stock options or the settlement of restricted stock units that are currently held or the conversion of shares of outstanding preferred stock of the Company in each case accordance with their terms, which will be validly issued, fully paid and nonassessable upon such exercise, settlement or conversion.

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843 5000 f: (650) 849 7400 cooley.com

Ethos Technologies Inc.

January 20, 2026

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Jon C. Avina
Jon C. Avina

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843 5000 f: (650) 849 7400 cooley.com